Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(10,996,441)
Unrealized Gain (Loss) on Market Value of Futures	5,621,288
Dividend Income	352
Interest Income	4,201
ETF Transaction Fees	700
Total Income (Loss)	$(5,369,900)

Expenses
General Partner Management Fees	$40,220
Professional Fees	16,103
Brokerage Commissions	10,098
Non-interested Directors' Fees and Expenses	554
Prepaid Insurance Expense	345
NYMEX License Fee	1,006
SEC & FINRA Registration Expense	3,945
Total Expenses	72,271
Expense Waiver	(21,997)
Net Expenses	$50,274
Net Income (Loss)	$(5,420,174)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$87,972,739
Withdrawals (200,000 Shares)	(6,926,129)
Net Income (Loss)	(5,420,174)

Net Asset Value End of Month	$75,626,436
Net Asset Value Per Share (2,200,000 Shares)	$34.38

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612